                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-7070) pertaining to the Employees' Savings Plan of Santa Fe International Corporation of our report dated January 23, 2001 (except for Note 13, as to which the date is February 1, 2001), with respect to the consolidated financial statements of Santa Fe International Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                     ERNST & YOUNG LLP


Dallas, Texas
March 12, 2001